EXHIBIT 23.2

                        CONSENT OF KAUFMAN ROSSIN & CO.



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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT


               We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated December 27, 2002, relating to the consolidated financial statements of Wilmington Rexford, Inc. and Subsidiaries for the year ended September 30, 2002, and to the reference of our Firm under the caption "Experts" in the Prospectus.



                                            /s/ KAUFMAN, ROSSIN & CO.

                                            KAUFMAN, ROSSIN & CO., P.A.



KAUFMAN
ROSIN &
CO. Professional
    Association
Certified Public Accountants
                                Miami, Florida
                                June 8, 2004